As filed with the Securities and Exchange Commission on August 16, 2001
                                                       Registration No. 333-____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                _______________

                        HALL, KINION & ASSOCIATES, INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                                         77-0337705
     (State or Other Jurisdiction of                          (I.R.S. Employer
     Incorporation or Organization)                          Identification No.)

                      2570 North First Street, Suite 400
                          San Jose, California 95131
                                (408) 895-5200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Hall, Kinion & Associates, Inc.'s 1997 Stock Option Plan
      Hall, Kinion & Associates, Inc.'s IT Professional Stock Option Plan
                           (Full title of the plan)

                                _______________

                               BRENDA C. RHODES
                     Chief Executive Officer and Director
                        HALL, KINION & ASSOCIATES, INC.
                      2570 North First Street, Suite 400
                          San Jose, California  95131
                                (408) 895-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________

                                With a copy to:
                             LAWRENCE CALOF, ESQ.
                          Gibson, Dunn & Crutcher LLP
                              1530 Page Mill Road
                         Palo Alto, California  94304
                                (650) 849-5300
                                _______________

                      CALCULATION OF REGISTRATION FEE(1)

============================================================================================================================
                                      Amount        Proposed Maximum           Proposed Maximum              Amount
     Title of Securities               to be       offering Price per              Aggregate             of Registration
      to be Registered            Registered (2)       Share (3)              Offering Price (3)               Fee
 ---------------------------------------------------------------------------------------------------------------------------
1997 Stock Option Plan
-----------------------
Common Stock, $.001 par
value per share                        395,370       $ 6.005 per share             $2,374,196.85              $593.55

IT Professional Stock Option
----------------------------
Plan
----
Common Stock, $.001 par
value per share                       197,685|       $ 6.005 per share             $1,187,098.43              $296.77
===========================================================================================================================

(1) This Registration Statement relates to the registration of additional securities under the registrant's 1997 Stock Option Plan (the "1997 Plan") and the IT Professional Stock Option Plan (the "IT Plan" and with the 1997 Plan, the "Plans"). Under the original Registration Statements (file nos. 333-38635, 333-68229, 333-93663 and 333-42192) relating to the 1997 Plan, the registrant registered 3,363,216 shares (as well as options and other rights to acquire or purchase shares). Under the original Registration Statements (file nos. 333-38635, 333-68229, 333-93663 and 333-42192)
    relating to the IT Plan, the registrant registered 785,412 shares (as well as options and other rights to acquire or purchase shares).

(2) This Registration Statement covers, in addition to the number of shares of Common Stock, $.001 par value, stated in the table, options and other rights to purchase or acquire the shares of Common Stock under the Plans and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plans.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 13, 2001.

              INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                 BY REFERENCE

Under the Hall, Kinion & Associates, Inc.'s (the "Company") 1997 Stock Option Plan (the "1997 Plan"), the number of shares of Common Stock available for issuance under the 1997 Plan automatically increased on the first trading day each calendar year beginning January 1, 1998, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the trading day immediately preceding January 1; but in no event shall any such annual increase exceed 500,000 shares. There were 13,179,004 shares of Common Stock outstanding on December 29, 2000, the trading day immediately preceding January 1, 2001, and therefore, 395,370 additional shares of Common Stock are authorized for issuance under the 1997 Plan.

Under the Company's IT Professional Plan (the "IT Plan"), the number of shares of Common Stock available for issuance under the IT Plan automatically increased on the first trading day each calendar year beginning January 1, 1998, by an amount equal to one and a half percent (1.5%) of the shares of Common Stock outstanding on the trading day immediately preceding January 1. There were 13,179,004 shares of Common Stock outstanding on December 29, 2000, the trading day immediately preceding January 1, 2001, and therefore, 197,685 additional shares of Common Stock are authorized for issuance under the IT Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 395,370 shares authorized under the 1997 Plan and the additional 197,685 shares authorized under the IT Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements referenced in footnote 1 on the cover page. The contents of such prior Registration Statements are incorporated herein by reference.

                                    PART I

ITEM 1.  PLAN INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                    PART II

                          INFORMATION REQUIRED IN THE

                            REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by Hall, Kinion & Associates, Inc. with the Securities and Exchange Commission are by this reference incorporated in and made a part of this Registration Statement:

          (a) Registration Statement No. 333-38635 on Form S-8 as filed on October 24, 1997 relating to Hall, Kinion & Associates, Inc.'s 1997 Stock Option Plan and IT Professional Plan.
          (b) Registration Statement No. 333-68229 on Form S-8 as filed on December 2, 1998 relating to Hall, Kinion & Associates, Inc.'s 1997 Stock Option Plan and IT Professional Plan.
          (c) Registration Statement No. 333-93663 on Form S-8 as filed on December 28, 1998 relating to Hall, Kinion & Associates, Inc.'s 1997 Stock Option Plan and IT Professional Plan.
          (d) Registration Statement No. 333-42192 on Form S-8 as filed on July 25, 2000 relating to Hall, Kinion & Associates, Inc.'s 1997 Stock Option Plan and IT Professional Plan.


ITEM 8.   EXHIBITS.


Exhibit
Number    Description
------    -----------

5.1       Opinion of Gibson, Dunn & Crutcher LLP

23.1      Consent of Independent Accountants

23.2      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24        Power of Attorney (included on Signature Page)

_____________

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 16th day of August, 2001.

                                   HALL, KINION & ASSOCIATES, INC.

                                   By: /s/ Brenda C. Rhodes
                                   ------------------------------------
                                   Brenda C. Rhodes
                                   Chief Executive Officer and Chairman
                                   of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Kropelnicki and David Healey his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


Signature                               Title                                          Date
---------                               -----                                          ----
/s/ Brenda C. Rhodes                    Chairman and Chief Executive Officer and       August 16, 2001
Brenda C. Rhodes                        Director (Principal Executive Officer)

/s/ Martin A. Kropelnicki               Vice President, Chief Financial Officer and    August 16, 2001
Martin A. Kropelnicki                   Secretary (Principal Financial and
                                        Accounting Officer)

/s/ Herbert I. Finkelman                Director                                       August 16, 2001
Herbert I. Finkelman

/s/ Jack F. Jenkins-Stark               Director                                       August 16, 2001
Jack F. Jenkins-Stark

/s/ Michael S. Stein                    Director                                       August 16, 2001
Michael S. Stein

/s/ Todd J. Kinion                      Director                                       August 16, 2001
Todd J. Kinion

/s/ Jon H. Rowberry                     Director                                       August 16, 2001
Jon H. Rowberry

EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

5.1            Opinion of Gibson, Dunn & Crutcher LLP

23.1           Consent of Independent Accountants

23.2           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24             Power of Attorney (included on Signature Page)

_____________